UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2025
INDIVIOR PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-37835	98-1204773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike Suite 125 North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 804-379-1040 not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.50 nominal value per share	INDV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.
On October 1, 2025, Indivior PLC ("Indivior" or the "Company") issued a press release announcing its intent to redomicile in Delaware. The press release is furnished as Exhibit 99.1 to this report and is incorporated herein.
This Item 7.01 contains forward-looking statements with respect to the Company's intent to redomicile in Delaware, the potential timing and prospects for such action, and the potential benefits. Such statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including those associated with: the need for court approval in the U.K., the need for shareholder approval, changes in the timing and execution of the Company's cost and capital reduction initiatives; actions of third parties beyond the Company's control, and other risks and uncertainties described in the Company’s Annual Report on Form 10-K filed March 3, 2025, Quarterly Report on Form 10-Q filed May 1, 2025, Quarterly Report on Form 10-Q filed July 31, 2025, Quarterly Report on Form 10-Q filed October 30, 2025, and other filings with the SEC. All information herein reflects management's expectations as of the date hereof, unless an earlier date is specified. The Company does not undertake, and expressly disclaims, any duty to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that doing so may be required by law.
Item 9.01 Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Indivior PLC dated October 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior PLC

Date: October 1, 2025	By:	/s/ Ryan Preblick
Name: Ryan Preblick
Title: Chief Financial Officer